Exhibit 10.3

April 18, 2017

Mr. Timothy J. Romenesko

250 Donlea Road

Barrington IL  60010-4015

Re:                             Retirement and Consulting Agreement

Dear Tim:

This letter agreement sets forth the terms and conditions of your employment with AAR CORP. (“AAR”) through December 31, 2017, your voluntary retirement from AAR on that date, and your subsequent one-year consulting arrangement with AAR for the period January 1, 2018 through December 31, 2018.

In consideration of the mutual promises in this letter agreement, you and we hereby agree to the following:

1.                                      Continued Employment and Retirement.

(a)                           You will continue to serve as Vice Chairman and Chief Financial Officer of AAR until your retirement on December 31, 2017.  You will continue to receive your full salary, benefits and perquisites through December 31, 2017.  You also will be entitled to a pro rata bonus for your service as Vice Chairman and Chief Financial Officer from June 1, 2017 through December 31, 2017, as determined under AAR’s Fiscal 2018 Short-Term Incentive Plan at your current salary, your current target bonus opportunity of 100% of base salary, and in accordance with the same payout ratio received by the other executive officers participating in that Plan.

(b)                           You will receive your employer-provided SKERP contributions for the period January 1, 2017 through December 31, 2017, including an Additional Supplemental Company Contribution (provided that you are an employee of the Company on the date in 2017 the Additional Supplemental Company Contribution is made).

(c)                            You are retirement eligible under AAR’s stock plans and under your split dollar life insurance policy.

(d)                           On or before December 31, 2017, you will return all AAR property, including keys, identification cards, credit cards, computer hardware and software, telecommunications equipment, and all files, records and other documents prepared or received in the course of your AAR employment, except documents reflecting your compensation and benefits and except that you are permitted to keep your AAR-provided telephone, iPad, laptop and similar equipment.  You will not remove or retain any other AAR property or documents without authorization from the Vice President, General Counsel and Secretary.

(e)                            Upon your retirement from AAR, you (and your spouse) shall be entitled to participate, for your (and your spouse’s) lifetime, in AAR’s medical, hospitalization and dental plans, any executive health programs then in effect, on the same terms and in amounts and of the same type(s)

generally made available to any actively employed executive officer of AAR.  Consistent with IRS guidance, AAR will furnish you with an IRS Form that reflects the portion of the premiums paid by AAR for your continued coverage under these plans for each year.

2.                                      Board Matters.  Your service on the Board of Directors of AAR will terminate with the expiration of your current term as a Class III director at the October 11, 2017 annual meeting of stockholders.  You also will resign effective as of December 31, 2017 from your position as a director of various AAR subsidiaries and affiliates.  You will continue to have all rights and benefits under your Indemnification Agreement with AAR and AAR’s Directors’ and Officers’ Insurance Policy with respect to acts and omissions during your employment with AAR.

3.                                      Consulting Arrangement.

(a)                     For the period January 1, 2018 through December 31, 2018, you will serve as a consultant to AAR, reporting directly to David P. Storch, the Chairman and Chief Executive Officer of AAR.

(b)                     You will make yourself available during the consulting period to provide consulting services to AAR, as requested by Mr. Storch.  It is anticipated that these consulting services will include: transition support for AAR’s new Chief Financial Officer; assistance on M&A transactions; and special financial, accounting or other projects as may be assigned to you by Mr. Storch.

(c)                      AAR will pay you an annual retainer of $230,000, payable in equal monthly installments, for your consulting services.

(d)                     AAR and you will cooperate to ensure that a “termination of employment,” as described in the regulations under Section 409A of the Internal Revenue Code, is deemed to have occurred on December 31, 2017.  To that end, it is anticipated that during the consulting period you will not provide more than an aggregate of 400 hours of consulting services to AAR.

(e)                      AAR will provide you with the following benefits during the consulting period:

(i)                         General administrative/secretarial support;

(ii)                      Continued payment of your membership dues and fees at the Barrington Hills Country Club in Barrington, Illinois (estimated at approximately $12,000);

(iii)                   Continued payment of AAR’s portion of the annual cost of financial and tax services provided to you by the AYCO Company (estimated at approximately $12,000) ;

(iv)                  Continuation of coverage for your children under AAR’s medical, hospitalization and dental plans on the same terms and in amounts and of the same type(s) generally made available to covered dependents under such plans (the IRS Form described in Section 1(e) above will reflect the portion of the premiums paid by AAR for such continued coverage); and

(v)                     Reimbursement of approved business expenses in accordance with AAR’s corporate reimbursement policy.

(f)                 AAR will furnish you with an IRS Form 1099 in accordance with applicable law.

4.                                      Non-Competition.  During the consulting period, you will not, on your own behalf or on behalf of any third party, without the prior written consent of the Company: (a) own, manage, operate, be employed by, participate in, render advice to or control any other business similar to or competitive with any business presently or hereafter conducted by AAR or conducted by AAR during the consulting period with respect to which you have provided services hereunder, or (b) divert or attempt to divert from AAR any business in which AAR has been actively engaged during the term hereof, nor interfere or attempt to interfere with AAR’s relationships with its employees, agents, customers or sources of supply.

5.                                      Confidential Information/Trade Secrets.  You acknowledge that during your employment that you had access to confidential information and trade secrets which AAR regards and treats as confidential and which are not known or accessible to competitors or other third persons not having a legitimate need to know; which have value to AAR due to the confidentiality thereof; and which if disclosed would result in substantial competitive and business disadvantage to AAR (“Confidential Information”).  Such information includes but is not limited to operational and financial information, systems and processes; product design and technologies; customer names, contact, product and financial information; marketing strategies and plans; personnel strategies, plans and information; affiliation strategies and plans; reorganization strategies and plans; cost and pricing strategies, plans and data; vendors and suppliers; new product and service offerings; regulatory matters; legal matters; and internal investigations. Confidential Information shall not include information if (i) it has been published or is otherwise readily available to the public other than by a breach of this Agreement or any other agreement or (ii) it has been rightfully received by you from a third party without confidential limitations. So long as the information remains confidential, you shall not disclose or cause to be disclosed through others any Confidential Information to any third person without the express written consent of the CEO of AAR or his authorized designee, or as may be required by law.  This paragraph shall be harmonized with any other agreements or provisions concerning your use or disclosure of confidential information to provide the greatest protection of Confidential Information available under law.  This paragraph is not intended to replace any statutory rights and protections applicable to the unauthorized use or disclosure of trade secrets and confidential proprietary information.

Nothing herein shall prohibit you from (i) reporting a suspected violation of law to any governmental or regulatory agency and cooperating with such agency, or from receiving a monetary recovery for information provided to such agency, (ii) testifying truthfully under oath pursuant to subpoena or other legal process or (iii) making disclosures that are otherwise protected under applicable law or regulation.  However, if you are required by subpoena or other legal process to disclose Confidential Information, you first shall notify AAR promptly upon receipt of the subpoena or other notice, unless otherwise required by law.

6.                                      Adverse Comment Prohibited.  Neither you nor we will write, say or do anything, now or at any time in the future, that would demean the reputation of the other party or that would in any way reflect negatively on the other party’s reputation.

7.                                      Non-Admission.  Nothing in this letter agreement is intended or should be construed as an admission that you or AAR engaged in any unlawful or wrongful conduct.

8.                                      Mutual Release.

(a)                     YOU DO HEREBY FULLY, FINALLY AND UNCONDITIONALLY RELEASE AND FOREVER DISCHARGE AAR AND ALL OF ITS AFFILIATED COMPANIES, AND ALL OF THEIR FORMER AND CURRENT DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND ASSIGNS, IN THEIR PERSONAL AND CORPORATE CAPACITIES, FROM ANY AND ALL LIABILITIES, ACTIONS, CAUSES OF ACTION, CLAIMS, RIGHTS, OBLIGATIONS, DAMAGES, COSTS, ATTORNEYS’ FEES, SUITS AND DEMANDS OF ANY AND EVERY KIND,

KNOWN AND UNKNOWN, LIQUIDATED AND UNLIQUIDATED, ABSOLUTE OR CONTINGENT, AT LAW OR IN EQUITY, ENFORCEABLE UNDER ANY LOCAL, STATE OR FEDERAL STATUTE OR ORDINANCE, OR UNDER THE COMMON LAW OF THE UNITED STATES OR ANY STATE, ARISING OUT OF OR RELATED TO YOUR EMPLOYMENT OR RETIREMENT FROM EMPLOYMENT, INCLUDING BUT NOT LIMITED TO CLAIMS FOR BENEFITS UNDER THE COMPANY’S POLICIES AND PROCEDURES OR HANDBOOKS, OR THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ANY CLAIMS OF HARASSMENT OR DISCRIMINATION BASED UPON RACE, AGE, COLOR, NATIONAL ORIGIN, ANCESTRY, RELIGION, MARITAL STATUS, SEX, SEXUAL ORIENTATION, CITIZENSHIP STATUS, MEDICAL CONDITION OR DISABILITY UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AMERICANS WITH DISABILITIES ACT, SECTION 1981 OF THE CIVIL RIGHTS ACT OF 1866, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, OR ANY OTHER FEDERAL STATE OR LOCAL LAW PROHIBITING DISCRIMINATION IN EMPLOYMENT; CLAIMS OF BREACH OF IMPLIED OR EXPRESS CONTRACT, BREACH OF PROMISE, MISREPRESENTATION, NEGLIGENCE, FRAUD, ESTOPPEL, DEFAMATION, INFLICTION OF EMOTIONAL DISTRESS, VIOLATION OF PUBLIC POLICY, WRONGFUL OR CONSTRUCTIVE DISCHARGE, OR ANY OTHER EMPLOYMENT RELATED TORT; EXCEPT ONLY (i) YOUR RIGHT TO ENFORCE THE TERMS OF THIS LETTER AGREEMENT, AND (ii) THE RIGHTS DESCRIBED IN PARAGRAPH 14.  THIS RELEASE DOES NOT WAIVE YOUR RIGHT TO FILE AN ADMINISTRATIVE CHARGE OF DISCRIMINATION BUT YOU AGREE TO WAIVE ALL CLAIMS FOR DAMAGES OR OTHER RELIEF.  NOTHING IN THIS RELEASE REQUIRES YOU TO RELEASE RIGHTS OR CLAIMS THAT MAY ARISE AFTER THIS LETTER AGREEMENT IS EXECUTED, INCLUDING YOUR RIGHTS UNDER THE SKERP, THE AAR CORP. RETIREMENT SAVINGS PLAN OR THE AAR CORP. RETIREMENT PLAN.

(b)                     AAR DOES HEREBY FULLY, FINALLY AND UNCONDITIONALLY RELEASE AND FOREVER DISCHARGE YOU, YOUR HEIRS, EXECUTORS, ADMINISTRATORS, SPOUSE, CHILDREN, BENEFICIARIES, LEGAL REPRESENTATIVES, AGENTS, SUCCESSORS AND ASSIGNS FROM ANY AND ALL LIABILITIES, ACTIONS, CAUSES OF ACTION, CLAIMS, RIGHTS, OBLIGATIONS, DAMAGES, COSTS, ATTORNEYS’ FEES, SUITS AND DEMANDS OF ANY AND EVERY KIND, KNOWN AND UNKNOWN, LIQUIDATED AND UNLIQUIDATED, ABSOLUTE OR CONTINGENT, AT LAW OR IN EQUITY, ENFORCEABLE UNDER ANY LOCAL, STATE OR FEDERAL STATUTE OR ORDINANCE, OR UNDER THE COMMON LAW OF THE UNITED STATES OR ANY STATE, ARISING OUT OF OR RELATED TO YOUR EMPLOYMENT OR RETIREMENT FROM EMPLOYMENT, INCLUDING BUT NOT LIMITED TO CLAIMS OF BREACH OF IMPLIED OR EXPRESS CONTRACT, BREACH OF PROMISE, MISREPRESENTATION, NEGLIGENCE, FRAUD, ESTOPPEL, DEFAMATION, INFLICTION OF EMOTIONAL DISTRESS, VIOLATION OF PUBLIC POLICY, WRONGFUL OR CONSTRUCTIVE DISCHARGE, OR ANY OTHER EMPLOYMENT RELATED TORT; EXCEPT ONLY AAR’S RIGHT TO ENFORCE THE TERMS OF THIS LETTER AGREEMENT. NOTHING IN THIS RELEASE REQUIRES AAR TO RELEASE RIGHTS OR CLAIMS THAT MAY ARISE AFTER THIS LETTER AGREEMENT IS EXECUTED.

9.                                      Severability.                        If any provision of this letter agreement is, in whole or in part, illegal or unenforceable under applicable law or public policy, then only such illegal or unenforceable part shall be void and of no effect, and the balance of this letter agreement shall be construed to give effect to the intent of the parties to the greatest possible extent.

10.                               Binding Effect.  This letter agreement is binding upon you, your heirs, executors, administrators, successors and assigns.

11.                               Entire Agreement.  This letter agreement contains the entire understanding of the parties with respect to the matters addressed herein, and supersedes all other agreements or communications regarding such matters.

12.                               Choice of Law.  This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to its conflict of law rules.

13.                               Termination of Severance and Change in Control Agreement. The Severance and Change in Control Agreement dated as of April 11, 2000, as amended through September 22, 2016, between you and AAR, is terminated effective as of December 31, 2017 (or such earlier date as your AAR employment terminates).

14.                               Knowing and Voluntary.  Further, in consideration of the promises of AAR referred to in this letter agreement, you intend to waive and release all claims identified in paragraph 8(a), including claims that you may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 620 et seq. to the fullest extent permitted by law in accordance with Title II of the Older Workers Benefit Protection Act of 1990, Public Law 101-433. In furtherance of this intention, you acknowledge and understand that:

(a)                                       You may have until May 9, 2017 to consider and execute this letter agreement.

(b)                                       Within seven (7) days after you execute this letter agreement, you will have the right, by providing written notice to AAR’s Vice President, General Counsel and Secretary, to revoke your acceptance of this letter agreement.  This letter agreement will not become effective until after this revocation period expires.

(c)                                        You are receiving consideration for this letter agreement in addition to that which you otherwise would be entitled.

(d)                                       You are entering into the letter agreement voluntarily, knowingly and without duress.

(e)                                        You are advised to consult with an attorney prior to executing this letter agreement.

[SIGNATURE PAGE FOLLOWS]

Please indicate your acknowledgment of, and agreement to, the terms and conditions of this letter agreement by signing and returning a copy of this letter agreement to AAR.

Very truly yours,

AAR CORP.

By:	/S/ DAVID P. STORCH
Name:	David P. Storch
Title:	Chairman and Chief Executive Officer
Date:	April 18, 2017

Acknowledged and Agreed:

By:	/S/ TIMOTHY J. ROMENESKO
Name:	Timothy J. Romenesko
Date:	April 18, 2017